UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 21, 2013
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

555 Heritage Drive, Jupiter, Florida	33458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 904-6070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between December 2013 and January 2014, BioRestorative Therapies, Inc. (the “Company”) issued an aggregate of 1,952,696 shares of common stock pursuant to the exercise of warrants at an aggregate exercise price of approximately $586,000, including 800,000 and 380,000 shares to Westbury (Bermuda) Ltd. (“Westbury”) and Robert W. Meyer, Jr. (“Meyer”), respectively, at an exercise price of $240,000 and $114,000, respectively.  Each of Westbury and Meyer is a principal shareholder of the Company.  The shares were issued pursuant to a warrant repricing program under which the exercise price for all outstanding and exercisable warrants for the purchase of shares of common stock of the Company was reduced to $.30 per share for a limited period of time.  In connection with the share issuances, the Company issued to the purchasers of such shares additional warrants for the purchase of an aggregate of 1,952,696 shares of common stock of the Company at an exercise price of $.75 per share, including warrants issued to Westbury and Meyer for the purchase of 800,000 and 380,000 shares, respectively.  The additional warrants are exercisable until December 31, 2015 and are redeemable by the Company under certain circumstances.

In addition, between December 2013 and February 2014, the Company issued an aggregate of 1,050,419 shares of Common Stock of the Company in exchange for outstanding indebtedness of $278,740, which includes accrued and unpaid interest of $19,740.  In connection with the share issuances, the Company issued to an acquirer of shares a two year warrant for the purchase of 100,000 shares of common stock of the Company at an exercise price of $.75 per share.  The warrants are redeemable by the Company under certain circumstances.

Further, between January 2014 and March 2014, the Company issued an aggregate of 1,368,651 shares of common stock of the Company for an aggregate purchase price of $545,000.  In connection with the share issuances, the Company issued to the subscribers warrants for the purchase of an aggregate of 329,861 shares of common stock at an exercise price of $.75 per share.  The warrants have terms that range from two to five years.

For each of the securities issuances, the Company relied upon Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013 and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions by prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 18, 2014, the Board of Directors of the Company approved an increase in the number of shares of common stock authorized to be issued pursuant to the Company’s 2010 Equity Participation Plan from 6,000,000 to 12,000,000.  Concurrently, options were granted to executive officers and directors of the Company at an exercise price of $.65 per share to purchase the following number of shares:  Mark Weinreb: 1,000,000; Joel San Antonio: 500,000; A. Jeffrey Radov: 500,000; Francisco Silva: 250,000; Mandy Clyde: 125,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: March 12, 2014	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer